Media Relations
Adino Energy Corporation
Steve Haag, M.Ed., Investor Relations
2500 CityWest, Suite 300
Houston, Texas 77042
(281) 209-9800
shaag@adinoenergycorp.com

ADINO ENERGY CORPORATION NAMES CHIEF FINANCIAL OFFICER

Company accelerating expansion into O&G exploration and production

HOUSTON, January 31, 2011 -- Adino Energy Corporation (OTCBB: ADNY) today announced it has named Mr. Shannon W. McAdams, CFA as the company’s Chief Financial Officer reflecting Adino Energy’s new focus on oil and gas exploration and production.

Timothy G. Byrd, Sr., Adino Energy's Chief Executive Officer, commented “Mr. McAdams brings a depth of transactional and capital markets expertise that will be critical as we transition our businesses and enter a rapid growth phase. I personally recruited Shannon for the CFO position and I am very pleased that he has agreed to join the Adino team."

A long time advisor to the Company, Mr. McAdams brings 14 years of investment banking and principal investor experience. His background includes energy industry transactional and financial advisory work, transaction negotiation and structuring, due diligence and strategic & commercial advice. Prior to joining Adino Energy, Mr. McAdams was a Director at Galway Group where he advised clients on E&P, mid-stream and petroleum distribution transactions as well as LNG and geothermal projects. Previously, he was with JPMorgan Chase & Co where he worked in investment banking and later as a buy-side equity analyst. Mr. McAdams is a former U.S. Army Officer and a Chartered Financial Analyst (CFA). He earned his M.B.A. (with honors) from Tulane University, with concentrations in Finance and Entrepreneurship, and a B.S. in Interdisciplinary Finance from the University of Alabama where he was a Distinguished Military Graduate.

"As we continue drilling and enhancing our West Texas oil field prospects, including the drilling and development of the Leonard lease, Shannon will focus on Adino’s transactional initiatives, corporate finance and capital raising activities. He will be a key link to the investment community, ensuring that investors recognize and understand the value that we are creating for shareholders," Byrd concluded.

Chairman Sonny Wooley, a thirty-year veteran of the oil & gas industry commented, “The Board of Directors and management team appreciate the excellent work that Shannon has done for us as we acquired and integrated our exploration and production assets. We look forward to his continued contributions and leadership."

About Adino Energy Corporation, Inc.

Adino Energy Corporation (OTC.BB:ADNY - News) is an emerging oil & gas exploration and production company focused on mature oilfield assets with significant redevelopment, workover and enhanced oil recovery (EOR) potential. The Company also owns a fuel terminal operation in the Houston, TX area. For more information, please visit www.adinoenergycorp.com.

Forward-looking Statements

Statements made in this news release relating to Adino's future production, expenses and future capital projects and expenditures, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties that may affect the Company's operations and financial performance, and the forward-looking statements made herein, is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by reference as though fully set forth herein.